SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.2

CRISPR IP CONTRIBUTION AGREEMENT

This CRISPR IP Contribution AGREEMENT (this “Contribution Agreement”) is entered into as of March 16, 2016 (the “Effective Date”) by and between, on the one hand, VIVR LLP, a limited liability partnership duly incorporated under the laws of England and Wales (“Company”), and, on the other hand, CRISPR THERAPEUTICS AG, a corporation organized under the laws of Switzerland (“CRISPR AG”), CRISPR THERAPEUTICS, INC., a corporation organized under the laws of the state of Delaware (“CRISPR Inc.”), CRISPR THERAPEUTICS LIMITED, a corporation organized under the laws of England and Wales (“CRISPR UK”) and TRACR HEMATOLOGY LTD, a UK limited company (“TRACR” and together with CRISPR AG, CRISPR Inc. and CRISPR UK “CRISPR”).

RECITALS

WHEREAS, Bayer AG (“Bayer”) and CRISPR AG, pursuant to a Joint Venture Agreement, dated as of December 19, 2015, (the “Joint Venture Agreement”), have entered into a joint venture focused on exploring potential targets related to certain diseases and creating therapeutics using gene editing or engineering systems or technology, including the Crispr/Cas Technology, to treat diseases;

WHEREAS, CRISPR possesses certain Patents, Know-How, technology and expertise with respect to the Crispr/Cas Technology; and

WHEREAS, CRISPR desires to license such Crispr/Cas Technology to the Company in furtherance of the joint venture.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Contribution Agreement, the following capitalized terms will have the following meanings:

1.1.	“Action” means any claim, action, cause of action, chose in action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, examination, audit, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority or arbitrator(s).

1.2.	“Affiliate” or “Affiliates” means, with respect to any entity, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such entity; and for the purposes of this definition, “control” (and the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Without limiting the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Contribution Agreement, (i) no Party or any of its Affiliates shall be considered an Affiliate of any other Party or any of its Affiliates or of the Company or any of its Affiliates, and neither the Company nor any of its Affiliates shall be considered an Affiliate of any Party or any of its Affiliates, simply by virtue of this Contribution Agreement or the relationships created hereby or by the Company Organization Documents or any Local Operating Agreement, and (ii) no Person shall be considered an Affiliate of a Party solely as a result of their right to designate a member of such Party’s board of directors.

1.3.	“Approval Application” means, with respect to a Licensed Product in a particular jurisdiction, an application for approval, license, registration or authorization necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, an application for approval for such Licensed Product by the FDA, and with respect to the European Union, an application for approval for such Licensed Product by the European Commission.

1.4.	“Bayer Field” means any Field under the heading “Bayer Field” on Schedule 3.1 of the Joint Venture Agreement.

1.5.	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America or Frankfurt-Main, Germany or Leverkusen, Germany are authorized or obligated by applicable law or executive order to close.

1.6.	“Change of Control” means, with respect to Party, any of the following events: (a) any Person is or becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of Party normally entitled to vote in elections of directors; (b) Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into Party, other than (i) a merger or consolidation that would result in the voting securities of Party outstanding

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of Party or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Party (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of voting securities of Party representing a majority of the combined voting power of Party’s then outstanding securities; or (c) Party conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of such Party; provided, that a financing transaction, the primary purpose of which is to raise capital for such Party, shall in no event be considered a Change of Control.

1.7.	“Clinical Trial” means a study in humans that is designed to generate data in support of an Approval Application.

1.8.	“Commercialize” or “Commercialization” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct Clinical Trials and post-Marketing Approval studies. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.9.	“Companion Diagnostic” means any companion diagnostic tool and/or diagnostic assay, the manufacture, use, sale or importation of which is Covered by the Company Crispr/Cas Technology, Company Optimized Cas Technology, CRISPR Background Know-How and CRISPR Platform Technology Know-How, which is used to (i) […***…].

1.10.	“Company CRISPR/Cas Know-How” means any Know-How Controlled by the Company that constitutes an addition, amendment or enhancement to the Crispr/Cas Technology that is not Company Optimized Cas Know-How that is […***…].

1.11.	“Company CRISPR/Cas Patents” means any Patents Controlled by Company claiming or disclosing any Company CRISPR/Cas Know-How.

1.12.	“Company CRISPR/Cas Technology” means the Company CRISPR/Cas Know-How and the Company CRISPR/Cas Patents.

1.13.	“Company Non-Product Know-How” means any and all Know-How Controlled by the Company during the Technology Term, including Delivery Technology and excluding Company CRISPR/Cas Know-How, Company Product Know-How and Company Optimized Cas Know-How, that, is […***…].

1.14.	“Company Non-Product Patents” means any Patents Controlled by the Company claiming or disclosing any Company Non-Product Know-How.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.15.	“Company Non-Product Technology” means the Company Non-Product Know-How and the Company Non-Product Patents.

1.16.	“Company Optimized Cas Know-How” means all Know-How related to enhancements, amendments or additions in and to any nuclease element of the CRISPR/Cas Technology (i) discovered, developed, invented or created by employees of Company or others acting for or on behalf of the Company, including, without limitation, Bayer or CRISPR in performance of services for the Company or (ii) acquired or licensed by Company from Third Parties, excluding such Know-How in-licensed through the Parties.

1.17.	“Company Optimized Cas Patents” means any Patents claiming or Covering Company Optimized Cas Know-How.

1.18.	“Company Optimized Cas Technology” means the Company Optimized Cas Know-How and Company Optimized Cas Patents.

1.19.	“Company Product Know-How” means any and all Know-How Controlled by the Company during the Technology Term that relates to the composition or use of a Licensed Agent or Product in the Fields, including […***…].

1.20.	“Company Product Patents” means any Patents Controlled by the Company that claim or disclose any Company Product Know-How.

1.21.	“Company Program Patents” means (i) the Company Product Patents, (ii) Company Non-Product Patents, (iii) Company CRISPR/Cas Patents, (iv) Company Optimized Cas Patents, and (v) the Company’s interest in any and all Joint Patents.

1.22.	“Control” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, but in all cases not including when such rights are granted or obtained pursuant to the Transaction Documents) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in the Transaction Documents to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology. A Party does not need to amend any existing in-license as of the Effective Date so that such Party “Controls” any IP under such given in-license.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.23.	“Cover,” “Covering” or “Covers” means, as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification.

1.24.	“Covered Target” means a Target as and for so long as such Target remains the subject of a license or similar grant of rights under the Existing Third Party Agreement. For the avoidance of doubt, Covered Targets shall not be deemed Third-Party Targets or Excluded Covered Targets.

1.25.	“CRISPR Background Know-How” means any and all Know-How other than CRISPR Platform Technology Know-How Controlled by CRISPR, as of the Effective Date or that comes into the Control of CRISPR during the Technology Term, that is useful to or necessary for the Company to Develop, Manufacture or Commercialize Licensed Agents or Products in the Fields.

1.26.	“CRISPR Background Patents” means any and all Patents other than a Company Program Patent or CRISPR Platform Technology Patent […***…].

1.27.	“CRISPR Background Technology” means all CRISPR Background Know-How and CRISPR Background Patents.

1.28.	“CRISPR Contributed Technology” means all CRISPR Platform Technology Patents, CRISPR Platform Technology Know-How, CRISPR Background Know-How and CRISPR Background Patents.

1.29.	“CRISPR Field” means any Field under the heading “CRISPR Field” on Schedule 3.1 of the Joint Venture Agreement.

1.30.	“CRISPR Platform Technology Know-How” means any […***…].

1.31.	“CRISPR Platform Technology Patents” means any and […***…].

1.32.	“Crispr/Cas Technology” means clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) at least one guide RNA element that is complementary to a Target, wherein said guide RNA element can be a guide RNA or a polynucleotide(s) encoding such guide RNA, and (b) a nuclease element, wherein said nuclease element is a Cas nuclease protein.

1.33.	“Delivery Technology” means methods, formulations, technologies and systems, including vectors, for transporting a Licensed Agent or Product into or within the human body or into human cells outside of the body.

1.34.	“Develop” or “Development” means, with respect to a Licensed Agent, all clinical and non-clinical research and development activities conducted for such Licensed

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agent, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.35.	“EMA” means the European Medicines Agency and any successor entity thereto.

1.36.	“European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.

1.37.	“Existing Third Party Agreement” means that certain Strategic Collaboration, Option and License Agreement entered into by and between CRISPR (and certain of its Affiliates) and Vertex Pharmaceuticals, Incorporated (and certain of its Affiliates) dated as of October 26, 2015.

1.38.	“FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.39.	“Fields” means the CRISPR Fields and the Bayer Fields, provided fields shall not include diagnosis, prevention or treatment of cystic fibrosis.

1.40.	“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

1.41.	“Human Therapeutic Use” means the use of the CRISPR/Cas Technology for use in the discovery, research and development of products for the treatment or prevention of any human disease, disorder or condition, including researching, developing, making, using or selling Licensed Agents or Products and Companion Diagnostics.

1.42.	“In-License Agreement” means the agreements with Third Party licensors under which the CRISPR Contributed Technology is being licensed by CRISPR.

1.43.	“Intellectual Property” means (i) patents (including utility, design, plant, utility model, reissues, re-examination, and patents of addition), patent applications (filed, unfiled or being prepared), records of invention, (ii) trademarks (registered or unregistered), trademark applications, trade names, copyrights (registered or unregistered), copyright applications, mask works, service marks (registered or unregistered), service mark applications, database rights (registered or unregistered), all together with the goodwill associated with such marks or names, (iii) trade secrets, technology, inventions, know-how, processes and confidential and proprietary information, including any being developed (including but not

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

limited to designs, manufacturing data, design data, test data, operational data, and formulae), whether or not recorded in tangible form through drawings, software, reports, manuals or other tangible expressions, whether or not subject to statutory registration, anywhere, and all rights to any of the foregoing.

1.44.	“Joint Know-How” means Know-How discovered, developed, invented or created jointly by […***…].

1.45.	“Joint Patents” means any Patents claiming or Covering any Joint Know-How.

1.46.	“Know-How” means Intellectual Property, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.

1.47.	“Knowledge” means, with respect to CRISPR, the actual knowledge of […***…] after having made reasonable inquiries of CRISPR personnel and advisors that would reasonably be anticipated to have knowledge of facts relating to the relevant subject matter.

1.48.	“Law” or “Laws” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.49.	“Licensed Agent” means a product comprising (a) all components of a Crispr/Cas Technology, for Targeting a Target, where such Crispr/Cas Technology, or any portion thereof is discovered by or on behalf of the Company or a Local Operating Entity (solely or jointly with such entities), or is in the Company’s or a Local Operating Entity’s Control, prior to the Effective Date, or during the Technology Term or (b) modified human cells or tissue, or another cell- or tissue-based product, or any other therapeutic product comprising or produced using the Crispr/Cas Technology, in each case produced using the components referred to in clause (a).

1.50.	“Licensed Product” means any Product that (i) has been licensed by a Party following opt-in or (ii) licensed to a Third Party. All Products comprising the same Licensed Agent(s) (and no additional Licensed Agents) will be considered the same Licensed Product under this Contribution Agreement.

1.51.	“Local Operating Agreement” means, as applicable, any agreement governing the formation and operation of any Local Operating Entity formed pursuant to Section 3.3 of the Joint Venture Agreement.

1.52.	“Local Operating Entity” means any local operating entity formed by the Company pursuant to Section 3.3 of the Joint Venture Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.53.	“Manufacture” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.54.	“Marketing Approval” means, with respect to a Licensed Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Licensed Product by the FDA and with respect to the European Union, approval of an Approval Application for such Licensed Product by the European Commission.

1.55.	“Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Contribution Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Contribution Agreement, including Licensed Agents, Clinical Trial samples, cell lines, assays, viruses and vectors.

1.56.	“Party” or “Parties” means, when used in singular, any signatory to the applicable agreement, as the context may require, and when used in plural, all signatories to the applicable agreement, and any permitted successor or assign thereto.

1.57.	“Patents” means the rights and interests in and to issued patents and pending patent applications and similar government-issued rights (e.g., utility models) protecting inventions in any country, jurisdiction or region (including inventor’s certificates and utility models), including all priority applications, international applications, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.58.	“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or governmental body.

1.59.	“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.60.	“Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, a Licensed Agent.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.61.	“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, Prosecution and Maintenance or Prosecute and Maintain will not include any other enforcement actions taken with respect to a Patent.

1.62.	“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval.

1.63.	“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

1.64.	“Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, any licensed right under any Patent, Know-How or other Intellectual Property right. When used as a noun, “Sublicense” means any agreement to Sublicense.

1.65.	“Sublicensee” means an Affiliate or Third Party, other than a distributor, to whom a licensee (or an Affiliate) sublicenses any of the rights granted to the licensee during the term of the applicable agreement.

1.66.	“Target” means […***…]. Additional Targets may be included after the Effective Date solely by updating Schedule A in accordance with Section 7.13 of the Joint Venture Agreement.

1.67.	“Targeting” means editing, engineering or modulating (including by means of gene knock-out, gene tagging, gene disruption, gene mutation, gene insertion, gene deletion, gene activation, gene silencing or gene knock-in) a Target or an Excluded Target or a Covered Target by means of hybridizing a guide RNA of the CRISPR/Cas Technology to such Target or Excluded Target or Covered Target.

1.68.	“Technology Term” means from the Effective Date until the Company is no longer Developing Licensed Agents or Products.

1.69.	“Territory” means all the countries of the world.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.70.	“Third Party” means any Person other than Bayer or CRISPR or any Affiliate of either Party.

1.71.	“Third Party Obligations” means any financial or non-financial encumbrances, obligations, restrictions, or limitations imposed by an In-License Agreement, including field or territory restrictions, covenants, diligence obligations or limitations pertaining to enforcement of intellectual property rights.

1.72.	“Third-Party Target” means a Target that is the subject of a license or similar grant of rights pursuant to an agreement between CRISPR or one of its Affiliates and a Third-Party; provided, that such Target was licensed in accordance with the procedures set forth in Section 3.7 of the Joint Venture Agreement. For the avoidance of doubt, Third-Party Targets include all Excluded Targets.

1.73.	“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

1.74.	The following terms shall have the meanings defined in the Section or Schedule indicated. Unless otherwise noted, the indicated Section or Schedule refers to the appropriate Section or Schedule of this Contribution Agreement.

Term	Where defined
Bayer	The first recital
Company	The first paragraph
CRISPR	The first paragraph
CRISPR AG	The first paragraph
CRISPR Inc.	The first paragraph
CRISPR UK	The first paragraph
Company Organization Documents	Section 3.2(b)(i) of the Joint Venture Agreement
Contribution Agreement	The first paragraph
Effective Date	The first paragraph
Excluded Covered Targets	Section 3.6 of the Joint Venture Agreement (i)
Exclusive License	Section 2.1.1
Excluded Target	Section 3.7 of the Joint Venture Agreement
HSR Act	Section 2.4
Information	Section 4.1 of the Intellectual Property Management Agreement
Interests	Section 3.3 of the Joint Venture Agreement
Intellectual Property Management Agreement	Section 3.2(b)(viii) of the Joint Venture Agreement
Joint Venture Agreement	The first recital
Permitted COC Transfer	Section 11.3 of the Joint Venture Agreement
TRACR	The first paragraph
Transaction Document	Section 3.2 of the Joint Venture Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 2.

LICENSE GRANTS

2.1.	License Grant to Company.

2.1.1.	License Grant. CRISPR hereby grants to Company an irrevocable (except as specified in the Joint Venture Agreement), worldwide, royalty-free, fully paid-up, sublicenseable (solely as permitted by Section 2.1.2), exclusive license under CRISPR’s and its Affiliates’ interest in and to the CRISPR Contributed Technology to Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, have imported export and Commercialize Licensed Agents and Products in the Fields in the Territory, excluding Licensed Agents and Products to the extent such agents or products are Targeting an Excluded Target or Covered Target (such license, the “Exclusive License”).

2.1.2.	Sublicenses. Provided the Company is licensing technology it Controls (other than the technology licensed to it under a Transaction Document) in the same transaction, subject to the terms of this Contribution Agreement, Company may grant sublicenses through multiple tiers of sublicense to one or more Sublicensees of any and all rights granted to Company by CRISPR under the Exclusive License. Each such Sublicense will be subject and subordinate to, and consistent with, the terms and conditions of this Contribution Agreement and will require such Sublicensee to comply with all applicable terms of this Contribution Agreement and all Third Party Obligations. Notwithstanding the grant of any Sublicense, Company shall remain primarily liable to CRISPR for the performance of all of Company’s obligations under, and Company’s compliance with all provisions of, this Contribution Agreement.

2.1.3.	License Conditions; Limitations. Any rights and obligations hereunder, including the rights granted pursuant to any Exclusive License are subject to and limited by any applicable license from a Third Party within the CRISPR Contributed Technology.

2.1.4.	Financial Obligations for technology licensed from Third Parties. To the extent that there are financial obligations associated with any technology licensed by CRISPR from Third Parties, the Party using such technology shall be responsible for such financial obligations; provided that, CRISPR shall provide prior notice of such financial obligations and shall be responsible for any financial obligations if prior notice is not provided.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2.	Company License Grants.

2.2.1.	Except as specified in Article 16 of the Joint Venture Agreement, Company hereby grants to CRISPR AG and Tracr a perpetual, irrevocable, royalty-free, fully paid-up, worldwide, sublicenseable, license in and to the Company Crispr/Cas Technology, which right shall be exclusive, to develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, have imported, export and Commercialize products outside of the Fields for Human Therapeutic Uses.

2.2.2.	Except as specified in Article 16 of the Joint Venture Agreement, Company hereby grants to CRISPR AG and Tracr a perpetual, irrevocable, royalty-free, fully paid-up, worldwide, sublicenseable, license in and to the Company Non-Product Technology, which right shall be non-exclusive, to make, have made, use, sell, keep, offer for sale and import products.

2.2.3.	Except as specified in Article 16 of the Joint Venture Agreement, Company hereby grants to CRISPR AG and Tracr a perpetual, irrevocable, royalty-free, fully paid-up, worldwide, sublicenseable, license in and to the Company Optimized Cas Technology, which right shall be exclusive, to develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, have imported, export and Commercialize products outside of the Field for Human Therapeutic Uses.

2.3.	No Implied Licenses. All rights in and to CRISPR’s Intellectual Property not expressly licensed or assigned to Company under this Contribution Agreement are hereby retained by CRISPR or its Affiliates. All rights in and to any Company Intellectual Property not expressly licensed to CRISPR AG and Tracr under this Contribution Agreement, are hereby retained by Company or its Affiliates. Except as expressly provided in this Contribution Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any Intellectual Property.

2.4.	HSR. Prior to granting a license to Patents hereunder, CRISPR shall provide the Company and Bayer with written notice of the same. In furtherance of granting licenses to Patents to the Company hereunder in the future, if required, prior to such Patents being licensed hereunder, CRISPR and Company shall, and Company and CRISPR shall work with Bayer to, (a) take promptly all actions necessary to prepare any filings, or cause their “ultimate parent entities” as that term is defined in the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as amended (the “HSR Act”) or relevant regulations to promptly prepare any filings required of any of them under the HSR Act, which shall each be filed with the appropriate Governmental Authorities within […***…] Business Days of the date of the notice, and each such filing shall request the early termination of the waiting period required by the HSR Act; (b) use commercially reasonable efforts to comply at the earliest practicable date with any request for additional information received by any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of them from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any other Governmental Authority with authority regarding antitrust or competition matters; and (c) reasonably cooperate with each other in connection with the preparation and making of any such filings and the clearance of the contemplated transactions under antitrust or competition Law. […***…]. Each Party agrees to notify the other Party promptly of any material communication from a Governmental Authority regarding the contemplated transactions. Without limiting the generality of the foregoing, each Party shall provide the other Party (or its representatives) upon request copies of all correspondence and written productions between such Party and any Governmental Authority relating to the contemplated transactions. The Parties may, as they deem advisable, designate any competitively sensitive materials provided to the other Party as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance consent of the Party providing such materials. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the contemplated transactions by or on behalf of any Party.

2.5.	If the filings under the HSR Act are required, the effective date of the license of any applicable Patents shall be delayed until any applicable waiting periods (and any extensions thereof) under the HSR Act have expired or otherwise been terminated.

ARTICLE 3.

CONSIDERATION

3.1.	Consideration. As partial consideration for the license granted pursuant to Section 2.1, the Company shall pay to CRISPR a fee in the aggregate amount of up to US $35,000,000 in accordance with the terms set forth in Section 3.2 (b)(ii) of the Joint Venture Agreement.

ARTICLE 4.

INTELLECTUAL PROPERTY MATTERS

4.1.	Intellectual Property Matters. Subject to the rights and licenses granted herein, the rights and obligations of the Parties with respect to the ownership of, use, preparation, prosecution, maintenance and enforcements of Know-How and Patents arising under the activities performed in the exercise of rights licensed or retained hereunder shall be governed by the Intellectual Property Management Agreement.

4.2.	No Other Rights. Except as otherwise expressly provided in this Contribution Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Contribution Agreement, obtain any ownership interest, license or other right in or to any Know-How, Patents or other Intellectual Property of the other Party,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

including tangible or intangible items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Contribution Agreement. Neither Party nor any of its Affiliates will use or practice any Know-How, Materials or Patents licensed or provided to such Party or any of its Affiliates outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Contribution Agreement, except to the extent an unlicensed Third Party could use such CRISPR Contributed Technology or materials.

4.3.	Unauthorized Use of CRISPR Contributed Technology. Company shall institute reasonable procedures to prevent CRISPR Contributed Technology from being used for anything outside of the Field in the Territory. After receiving notice from CRISPR alleging a specific breach, Company will investigate (with CRISPR having the right to participate in such investigation) such use of CRISPR Contributed Technology, and if Company identifies any such unauthorized use of CRISPR Contributed Technology, Company shall immediately cease such use and implement reasonable procedures to prevent such unauthorized use of CRISPR Contributed Technology in the future.

4.4.	CRISPR Contributed Technology that is licensed by CRISPR from a Third Party. With regard to CRISPR Background Technology that is licensed by CRISPR from a Third Party, and which the Company has notified CRISPR it wishes to use in connection with Development of a Product, CRISPR shall use reasonable efforts to obtain the right to further license such Technology to the Company and for the Company to license such Technology to Bayer if it opts into a Licensed Product or to a Third Party that acquires a license to a Licensed Product if such rights are necessary for the commercialization of the Licensed Product. Nothing in this Section will require CRISPR to incur any additional cost or expense to obtain such rights or to amend any existing license except to the extent of acquiring such rights as described in this Section. If additional costs or expenses are necessary to obtain such rights, the Parties shall discuss in good faith the payment of such costs or expenses.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

5.1.	Representations and Warranties of Company. Company hereby represents and warrants to CRISPR, as of the Effective Date, that:

5.1.1.	Company is a limited liability partnership, duly incorporated and validly existing under the laws of England and Wales;

5.1.2.	Company (a) has the requisite power and authority and the legal right to enter into this Contribution Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Contribution Agreement and the performance of its obligations hereunder;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.1.3.	Company has the requisite resources and expertise to perform its obligations hereunder;

5.1.4.	the execution, delivery and performance of this Contribution Agreement by Company (a) will constitute legal, valid, binding and enforceable obligations on it and (b) will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Company; and

5.1.5.	Company has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Contribution Agreement.

5.2.	Representations and Warranties of CRISPR. Each of the CRISPR entities, jointly and severally, hereby represents and warrants to Company, as of the Effective Date, that, except as otherwise set forth on Schedule 5.2:

5.2.1.	Each of CRISPR AG, CRISPR Inc., CRISPR UK and TRACR are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Contribution Agreement and to carry out the provisions hereof;

5.2.2.	Each of CRISPR AG, CRISPR Inc., CRISPR UK and TRACR (a) has the requisite power and authority and the legal right to enter into this Contribution Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Contribution Agreement and the performance of its obligations hereunder;

5.2.3.	this Contribution Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except to the extent that the enforceability may be affected by bankruptcy, insolvency, and other laws of general application affecting the enforcement of creditors’ rights and by general principles of equity that may limit the availability of equitable remedies;

5.2.4.	the execution, delivery and performance of this Contribution Agreement by CRISPR will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2.5.	CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Contribution Agreement;

5.2.6.	CRISPR is the sole and exclusive owner or exclusive licensee of the CRISPR Contributed Technology, all of which is free and clear of any liens, charges and encumbrances, and, as of the Effective Date, neither any license granted by CRISPR to any Third Party, nor any license granted by any Third Party to CRISPR conflicts with the license grants to Company hereunder and CRISPR is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such CRISPR Contributed Technology it purports to grant to Company under this Contribution Agreement;

5.2.7.	Schedule 5.2.7 sets forth a true, correct and complete list of (i) all CRISPR Platform Technology Patents or CRISPR Background Patents as of the Effective Date, indicating for each such patent (a) whether it is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental entity, and specifying, where applicable, the jurisdiction in which such Patents Controlled by CRISPR have been issued or registered or in which jurisdiction an application for such issuance and registration has been filed, including, as applicable, the respective registration and application numbers, the names of all registered owners or applicants, and the filing and expiration dates thereof , (b) whether each such Patent is a CRISPR Platform Technology Patent or a CRISPR Background Patent, and (c) whether such Patent is owned by CRISPR or licensed by CRISPR from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed, and (ii) all material agreements relating to CRISPR Contributed Technology, including but not limited to, licenses, royalty-bearing agreements, material transfer agreements, manufacturing agreements, service agreements, pre-clinical/clinical trial agreements, research agreements, joint venture agreements, and collaboration agreements;

5.2.8.	the CRISPR Contributed Technology constitutes all of the Patents and Know-How Controlled by CRISPR that are necessary to Develop, Manufacture or Commercialize Licensed Agents and Products in the Field as contemplated under the Joint Venture Agreement;

5.2.9.	CRISPR has independently developed all CRISPR Contributed Technology or otherwise has a valid right to use, and to permit Company and Company’s Sublicensees to use, the CRISPR Contributed Technology for all permitted purposes under this Contribution Agreement;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2.10.	the CRISPR Background Know-How and CRISPR Platform Technology Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Company hereunder;

5.2.11.	No Third Party has challenged the extent, validity or enforceability of CRISPR Platform Technology Patents and the CRISPR Background Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority), and to CRISPR’s Knowledge (a) no Third Party is infringing any such Patents and (b) such Patents are, or, upon issuance, will be, valid and enforceable patents.

5.2.12.	CRISPR has not challenged any Third Party Intellectual Property by filing any interference, derivation, reexamination, inter partes review, post grant challenge, cancellation, nullity action, Third Party observations, or opposition proceeding;

5.2.13.	it has complied with all applicable Laws, including any disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the Prosecution and Maintenance of the CRISPR Platform Technology Patents and CRISPR Background Patents and has timely paid all filing and renewal fees payable with respect to any such Patents for which it controls Prosecution and Maintenance;

5.2.14.	there are no contracts which require the payment of royalties by CRISPR or its Affiliates with respect to the use of the CRISPR Platform Technology Patents CRISPR Platform Technology Know-How, CRISPR Background Know-How and CRISPR Background Patents. For each contract disclosed on Schedule 5.2.14, the Schedule 5.2.14 sets forth the date on which such royalty was first paid, the royalty rate being paid by CRISPR as of the Effective Date, and the royalty term;

5.2.15.	it has obtained assignments from the inventors of all inventorship rights relating to the CRISPR Platform Technology Patents and CRISPR Background Patents that it owns, and all such assignments of inventorship rights relating to such Patents are valid and enforceable and properly recorded;

5.2.16.	except for CRISPR’s In-License Agreements, there is no agreement between CRISPR (or any of its Affiliates) and any Third Party pursuant to which CRISPR has acquired Control of any of the CRISPR

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Contributed Technology, and no Third Party has any right, title or interest in or to, or any license under, any of the CRISPR Contributed Technology. All of CRISPR’s In-License Agreements are in full force and effect and have not been modified or amended (except for amendments provided to Company prior to the Effective Date). Neither CRISPR nor, to any CRISPR entity’s Knowledge, the Third Party licensor in any of CRISPR’s In-License Agreements is in default with respect to a material obligation under any of such In-License Agreements, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any of CRISPR’s In-License Agreements;

5.2.17.	CRISPR and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all CRISPR Background Know-How and CRISPR Platform Technology Know-How that constitutes trade secrets under applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such CRISPR Background Know-How and CRISPR Platform Technology Know-How) and, to CRISPR’s Knowledge, such CRISPR Background Know-How and CRISPR Platform Technology Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

5.2.18.	no CRISPR Contributed Technology is subject to any funding agreement with any government or governmental agency and CRISPR is not subject to any domestic manufacturing requirement and is free to manufacture any goods for its business as contemplated in any country;

5.2.19.	to each CRISPR entity’s Knowledge, the Development, Manufacture, use, sale, offer for sale, supply or importation by CRISPR or Company (or their respective Affiliates or Sublicensees) of a Licensed Agent or Product does not and will not infringe any issued patent of any Third Party or, if and when issued, any claim within any patent application of any Third Party or misappropriate any Third Party technology;

5.2.20.	CRISPR has not filed or made any oral or written claim against any Person alleging any infringement, misappropriation, or other violation of any CRISPR Contributed Technology;

5.2.21.	there are no judgments or settlements against or owed by CRISPR, pending or, to CRISPR’s Knowledge threatened claims or litigation, in either case relating to the CRISPR Contributed Technology;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2.22.	there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to CRISPR’s Knowledge, threatened against CRISPR, any of its Affiliates or any Third Party, in each case in connection with the CRISPR Contributed Technology or relating to the transactions contemplated by this Contribution Agreement; and

5.2.23.	CRISPR has not employed (and, to such CRISPR entity’s Knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Contribution Agreement.

5.3.	CRISPR Covenants. Each of the CRISPR entities, jointly and severally, hereby covenants to Company that, except as expressly permitted under this Contribution Agreement:

5.3.1.	It will not amend, modify or terminate any of CRISPR’s In-License Agreements in a manner that would have a material adverse effect on Company’s rights hereunder without first obtaining Company’s consent; and

5.3.2.	It will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that would have a material adverse effect on Company’s rights hereunder without first obtaining Company’s consent.

5.4.	Consequence of Breach of Representations and Warranties. In addition to any consequences as specified in Section 6.2, CRISPR acknowledges and agrees that Company would be damaged irreparably in the event CRISPR breaches any of the provisions of Sections 5.2 or 5.3. Accordingly, CRISPR agrees that, without posting a bond or other undertaking, Company may seek an injunction or injunctions to prevent breaches or violations or specific performance of the provisions of Sections 5.2 or 5.3 and to enforce specifically such Sections and the terms and provisions thereof in any Action instituted in any court hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any Action between the Parties arising in whole or in part under or in connection with Sections 5.2 and 5.3. An Action for specific performance as provided herein shall not preclude a Party from pursuing any other remedy to which such Party may be entitled, at law or in equity, in accordance with the terms of this Contribution Agreement. CRISPR further agrees that, in the event of any Action for an injunction or specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.5.	Disclaimer. Except as otherwise expressly set forth in this Contribution Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Company and CRISPR understand that each Product is the subject of ongoing research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product.

ARTICLE 6.

TERM; TERMINATION

6.1.	Contribution Agreement Term; Expiration. This Contribution Agreement is effective as of the Effective Date and shall terminate upon termination of the Joint Venture Agreement.

6.2.	Consequences of Expiration or Termination of the Contribution Agreement.

6.2.1.	If this Contribution Agreement terminates in accordance with Section 6.1, the terms of Section 16.2 of the Joint Venture Agreement shall determine the consequences of termination of the Contribution Agreement.

6.2.2.	The following provisions of this Contribution Agreement will survive termination of this Contribution Agreement: 5.5 and Articles 7, 8, 9 and 10.

ARTICLE 7.

CONFIDENTIALITY

7.1.	Confidentiality. All Information under this Contribution Agreement shall be governed by the Confidentiality provisions specified in Article 4 of the Intellectual Property Management Agreement and such Article 4 is hereby incorporated by reference.

ARTICLE 8.

DISPUTE RESOLUTION

8.1.	Referral to Heads of Businesses. Unless otherwise specified in this Contribution Agreement, the Parties hereby agree that to the extent reasonably practicable and would not materially prejudice a Party, controversies or claims arising out of or relating to this Contribution Agreement or the interpretation, performance, breach, termination or validity thereof shall first be referred to CRISPR’s Chief Executive Officer and Company’s Chief Executive Officer for resolution. If these individuals are unable to agree upon a resolution within thirty (30) days after referral of the matter to them, then either Party may pursue any available remedy hereunder, at law or in equity.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2.	Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Contribution Agreement, including claims for fraud and/or fraudulent inducement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

8.3.	Jurisdiction. Unless otherwise specified in this Contribution Agreement, each Party to this Contribution Agreement, by its execution hereof, unless otherwise prohibited by applicable Law (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any action among the Parties, (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Contribution Agreement or the subject matter hereof may not be enforced in or by such court and (iii) to the extent that an action can be commenced in a court, agrees not to commence any such action in any court other than before one of the above-named courts. Notwithstanding the previous sentence, a Party hereto may commence any action in a court other than the above-named courts for the purpose of enforcing an order or judgment issued by one of the above-named courts.

8.4.	Venue. No Party hereto will assert that venue should properly lie in any other location within the selected jurisdiction.

8.5.	Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Contribution Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties hereto agrees that, without posting a bond or other undertaking, the other Party may seek (and obtain) an injunction or injunctions to prevent breaches or violations of the provisions of this Contribution Agreement and to enforce specifically this Contribution Agreement and the terms and provisions hereof in any Action instituted in any court specified herein. An Action for specific performance as provided herein shall not preclude a Party hereto from pursuing any other remedy to which such Party may be entitled, at law or in equity, in accordance with the terms of this Contribution Agreement. Each Party hereto further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate provided, however, each Party hereto also agrees that any Party hereto can assert any other defense it may have other than the defense of adequate remedy at law.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.6.	Governing Law. The Parties agree that this Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

ARTICLE 9.

ASSIGNMENT

9.1.	Assignment. Except as permitted under the Joint Venture Agreement (including a Permitted COC Transfer complying with Article 11 of the Joint Venture Agreement) or this Contribution Agreement, (a) any of the rights, interests and obligations created herein shall not be transferred or assigned to any Third Party and such rights and interests shall not inure to the benefit of any other Person, including any trustee in bankruptcy, receiver or other successor of either of the Parties, whether by operation of Law, sub-license, transfer of the assets, merger, liquidation or otherwise, without the prior written consent of the other Party, and (b) any purported or actual transfer or assignment of any such rights, interests or obligations without the prior written consent of the other Party is and shall be null and void ab initio; provided, however, that either of the Parties may, without consent of the other Party, assign its respective rights and obligations under this Contribution Agreement to a successor company of such Party as the result of an internal corporate reorganization to a wholly-owned Affiliate of such Party; provided that the assigning Party shall remain primarily liable hereunder. In addition to the requirements of the prior sentence, if this Contribution Agreement is assigned to a Third Party by a Party, as a condition to such assignment, all other Transaction Documents to which such Party is a party shall concurrently be assigned to such Third Party and all Interests of such Party and its Affiliates are to be transferred to such Third Party.

ARTICLE 10.

NOTICES AND MISCELLANEOUS

10.1.	Form of Valid Notice.

(a)	All notices or other communications provided for in this Contribution Agreement or that may otherwise be required must be in writing, clearly legible and shall be sent:

(i)	by an internationally recognized courier service with acknowledgment of receipt, properly addressed, and postage pre-paid;

(ii)	by e-mail; or

(iii)	by personal delivery.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	Any notice sent by one of the means described in Section 10.1(a) will be deemed received:

(i)	if sent by an internationally recognized courier service, three (3) Business Days after deposit with such courier service,

(ii)	if sent by e-mail, when there is effective acknowledgment of receipt, or

(iii)	if delivered personally, when delivered.

10.2.	Persons and Addresses. Except as may otherwise be provided, all notices or other communications provided for in this Contribution Agreement or that a Party may otherwise be required to give to the other Party shall be sent as provided in Section 10.1 to the following persons at the addresses stated herein or at such other address as either Party may specify by notice to the other Party given in accordance with this Article 10:

To CRISPR:

CRISPR Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Switzerland

Attention: Chief Executive Officer and Chief Legal Officer

and

CRISPR Therapeutics Ltd.

85 Tottenham Court Road

London W1T 4TQ

United Kingdom

Attention: Chief Legal Officer

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

USA

Attention: Mitchell S. Bloom and Robert E. Puopolo

and

Bayer Aktiengesellschaft

Kaiser-Wilhelm-Allee

51368 Leverkusen

Germany

Attention: Dr. Axel Bouchon and Dr. Jan Heinemann

Norton Rose Fulbright US LLP

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

USA

Attention: Marilyn Mooney

To Company:	VIVR LLP c/o Taylor Wessing 5 New Street Square London EC4A 3TW Attn: Andrew Davis
With a copy to:	Taylor Wessing 5 New Street Square London EC4A 3TW Attn: Andrew Davis

Solely for purposes of enforcing its rights to receive copies of notices to CRISPR under this Section 10.2, Bayer shall be an express Third Party beneficiary of Section 10.2 of this Contribution Agreement.

10.3.	Miscellaneous.

(a)	No amendment, modification or addition to any provision of this Contribution Agreement shall be valid unless the same shall be in writing and approved by the signature of each Party.

(b)	The terms and conditions of this Contribution Agreement shall be interpreted according to the common sense meaning intended by the Parties and in accordance with the principles of good faith and fair dealing.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	The Parties have participated jointly in the negotiation and drafting of this Contribution Agreement. In the event an ambiguity or question of intent or interpretation arises, this Contribution Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Contribution Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(d)	Every day commences at 12:00 a.m. and ends at 11:59 p.m. (midnight) New York time. Any reference in this Contribution Agreement to a number of days “in” which an action or notice is to be taken or given, shall be interpreted in such way that the term commences the day after the date taken as reference and that the action or notice shall be validly taken or given at the last day. Any reference in this Contribution Agreement to a “day” or a number of “days” without explicit qualification of “business” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

(e)	In the event either Party becomes a debtor under Title 11 of the U.S. Code, this Contribution Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to “Intellectual Property” as defined therein and the other Party and its Affiliates, and each of their successors and assigns as licensees shall have the rights and elections as specified in Section 365(n) of Title 11 of the U.S. Code. Without limiting the foregoing, upon termination of this Contribution Agreement by a trustee or executor of either Party which has rejected this Contribution Agreement pursuant to any non-contractual rights afforded to it by applicable bankruptcy law and/or a U.S. or foreign bankruptcy court or other tribunal of competent jurisdiction, all rights and licenses herein granted to the other Party shall nonetheless continue in full force and effect in accordance with the terms of this Contribution Agreement. The debtor Party shall take such actions to provide similar protections for the non-debtor Party pursuant to similar laws in other jurisdictions.

(f)	This Contribution Agreement shall constitute the entire agreement and understanding between the Parties and shall supersede and nullify any and all previous agreements, negotiations, commitments, undertakings and declarations

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

heretofore made between the Parties in respect of the subject matter of this Contribution Agreement unless expressly provided for herein or in any schedule attached hereto and any other agreement entered in connection herewith.

(g)	Words importing gender include all genders.

(h)	The division of this Contribution Agreement into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Contribution Agreement.

(i)	Each provision contained in this Contribution Agreement is distinct and severable. A declaration of invalidity, illegality or unenforceability of any provision or a part thereof by an arbitrator, a court or a tribunal of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Contribution Agreement. To the extent permitted by law, if any provision of this Contribution Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Contribution Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(j)	Any mistaken reference to Articles, clauses, Sections, Schedules or paragraphs of this Contribution Agreement shall be amended according to common sense and good faith rules. When a reference is made in this Contribution Agreement to an Article, clause, Section, Schedule or paragraph, such reference will be to an Article, clause, Section, Schedule or paragraph unless otherwise indicated.

(k)	No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege unless explicitly provided for in this Contribution Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(l)	Subject to the terms of and restrictions in this Contribution Agreement, the reference to any Party shall include its successors or permitted transferees that have legally acquired its rights, obligations and/or duties. This Contribution Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, unless otherwise specified therein.

(m)	EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS CONTRIBUTION AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CONTRIBUTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS CONTRIBUTION AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3(m).

(n)	This Contribution Agreement may be executed and delivered (including by means of electronic transmission, such as by electronic mail in “.pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(o)	Whenever the words “include,” “includes” or “including” are used in this Contribution Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Contribution Agreement will refer to this Contribution Agreement as a whole and not to any particular provision of this Contribution Agreement. All terms used herein with initial

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

capital letters have the meanings ascribed to them herein and all terms defined in this Contribution Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Contribution Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. References to sums of money are expressed in lawful currency of the United States (U.S. dollars), unless the Parties otherwise agree in writing to use a different currency.

(p)	Both Parties are independent contractors under this Contribution Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party, except to the extent specifically agreed to in a written agreement signed by the Parties. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this Contribution Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

VIVR LLP		CRISPR THERAPEUTICS AG

By:	/s/ Axel Bouchon	By:	/s/ Rodger Novak
Name:	Axel Bouchon	Name:	Rodger Novak
Title:	General Manager	Title:	CEO

CRISPR THERAPEUTICS, INC.

		By:	/s/ Rodger Novak
		Name:	Rodger Novak
		Title:	CEO

CRISPR THERAPEUTICS LIMITED

		By:	/s/ Rodger Novak
		Name:	Rodger Novak
		Title:	CEO

TRACR HEMATOLOGY LTD

		By:	/s/ Rodger Novak
		Name:	Rodger Novak
		Title:	CEO

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.2

CRISPR Disclosures

5.2.2.

See Schedule 5.2.7 regarding […***…] (as defined in 5.2.7).

5.2.4.

See Schedule 5.2.7 regarding […***…].

5.2.5.

See Schedule 5.2.7 regarding […***…].

5.2.6.

See Schedule 5.2.7 regarding […***…]; and reference to cases that are licensed in Section A.

5.2.7.

CRISPR Platform Technology Patents

A. CRISPR Platform Technology Patents Licensed from Emmanuelle Charpentier

Foundational patent applications related to Crispr-Cas9 gene editing technologies licensed to CRISPR by Emmanuelle Charpentier:

[…***…].

The named applicant co-owners of the foregoing patent applications are Dr. Emmanuelle Charpentier, the Regents of the University of California and the University of Vienna.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Emmanuelle Charpentier has licensed her rights in the inventions to CRISPR AG and TRACR Hematology Ltd. for the commercialisation of therapeutic products; and has retained the nontransferable right, without the right to license or sublicense, to use the inventions for her own research purposes and in research collaborations.

[…***…].

[…***…].

B. CRISPR Platform Technology Patents Filed by the Company

The following cases represent CRISPR Platform Technology Patents filed by the Company that relate to various improvements and uses of Crispr-Cas9 gene editing.

[…***…]

CRISPR Background Technology Patents

The patents listed on the attached Appendix 1 to this Schedule are patents related to […***…]

Material Agreements Relating to Contributed Technology

Material agreements relating to CXX Contributed Technology:

•	License Agreement of April 15, 2014 by and between Emmanuelle Marie Charpentier and Crispr Therapeutics AG

•	License Agreement of April 15, 2014 by and between Emmanuelle Marie Charpentier and Tracr Hematology Ltd

•	Patent Assignment Agreement of November 7, 2014 by and among Emmanuelle Marie Charpentier, The University of Vienna, Ines Fonfara and Crispr Therapeutics AG

•	Non-Exclusive License Agreement of November 23, 2014 between Childrens Medical Center Corporation and Tracr Hematology Ltd

•	Non-Exclusive License Agreement of July 1, 2015 between Georgia Tech Research Corporation and Crispr Therapeutics AG

5.2.9

See Schedule 5.2.7 regarding Certain Co-Owner Consents ex-US.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.2.11

The Charpentier-licensed IP identified in Schedule 5.2.7 has been the subject of third party observations filed in the following patent offices: European Patent Office, the UK Intellectual Property Office, the US Patent and Trademark Office and the World Intellectual Property Office (“Third Party Observations”).

The Broad Institute is the applicant or owner of a series of competing cases claiming Crispr-Cas9 gene editing (which cases generally claim priority to one or more provisional applications identifying at least Feng Zhang as an inventor, including without limitation U.S. provisional patent application 61/736,527, dated December 12, 2012, as well as foreign counterparts thereof). The Broad Institute has filed Information Disclosure Statements in its various U.S. cases attacking the Charpentier-licensed IP, and it and/or related entities are considered to be among the parties filing third party observations.

The Charpentier-UC applicants have filed a Suggestion of Interference Pursuant to 37 C.F.R. § 41.202 with the U.S. Patent & Trademark Office in connection with numerous U.S. patents issued to the Broad Institute (the “Potential Interference”). The Suggestion of Interference was filed in U.S. Serial No. 13/842,859 on April 13, 2015.

CRISPR has not, of record, filed any third party observations against adverse applicants (“TPOs Against Others”); […***…].

CRISPR has filed an opposition (“Opposition”) against the following grant to the Broad Institute in the European Patent Office: EP B1 277 1468.

The patent applications listed below and counterparts thereof generally include claims to Crispr-Cas9 gene editing with priority applications filed in 2012, and there have since been numerous additional patent applications claiming variations of Crispr-Cas gene editing and various uses of Crispr-Cas gene editing for the development of potential products filed after 2012 that are readily identifiable by searching patent databases for Crispr-Cas gene editing, which Third Party applicants, applications or patents (individually and collectively “Third Party IP”) could become involved in challenges related to the Licensed Technology and/or to products to be developed pursuant to such technology (together with the Third Party Observations and the Potential Interference referred to in the preceding paragraphs being individually and collectively the “Third Party Matters”):

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

5.2.12

See Schedule 5.2.11 regarding the Potential Interference, TPOs Against Others and an Opposition (each as defined in Schedule 5.2.11).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

5.2.14

See Material Agreements Relating to Contributed Technology (as provided in Schedule 5.2.7), each of which (except for the non-exclusive license agreement with Georgia Tech Research Corporation) provides for the payment of royalties in connection with commercialisation of licensed products - but no commercialisation has yet occurred and therefore no royalties have yet been paid.

5.2.15.

See Schedule 5.2.7, in connection with which it is noted that CRISPR is not an owner of the Platform Technology Patents listed in Part A, nor of the Background Patent non-exclusively licensed to CRISPR from […***…].

5.2.16.

See Schedule 5.2.7, in connection with which it is noted that Charpentier is a co-owner of numerous patent applications as noted, and other co-owners and their licensees and certain governmental and non-profit entities also have rights in such cases.

5.2.17.

See Schedule 5.2.7, in connection with which it is noted that Charpentier is a co-owner (and co-developer) of know-how related to the technologies described in the patent applications as noted, and therefore other co-owners and their licensees and certain non-profit entities have also had access to such know-how, as well as patent applications.

5.2.18.

See Schedule 5.2.7, in connection with which it is noted that Charpentier is a co-owner of numerous patent applications as noted with the University of California, which has indicated that the invention was made with government support under Grant No. GM081879 awarded by the National Institutes of Health, and that the U.S. government has certain rights in the invention; […***…].

5.2.19.

See Schedule 5.2.11 regarding Third Party IP (as defined in Schedule 5.2.11).

5.2.21.

See Schedule 5.2.11 regarding Third Party Matters (as defined in Schedule 5.2.11).

5.2.22.

See Schedule 5.2.11 regarding Third Party Matters (as defined in Schedule 5.2.11).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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APPENDIX 1

Patent Rights

[…***…]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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